Exhibit 10.3.2

                          AMENDMENT NO. 2 TO LEASE AGREEMENT

     This Amendment No. 2 dated as of DECEMBER 16TH, 1998, is made by and between FIRST AND LENORA, LLC a Washington Limited Liability Company ("Landlord") and THE COBALT GROUP, INC., a Washington Corporation ("Tenant").

                                       RECITALS

A. David A. Edelstein and Nancy Jo Edelstein (then Landlord) and Tenant executed a certain Lease, dated 14th day of September, 1996, for the lease of certain office space in the building commonly known as the First & Lenora Building, and an Amendment to Lease No. 1, dated April 21, 1998, for the purpose of expanding the original leased space.

B.   The Office Lease Agreement is referred to herein as "Lease."

C. Landlord is the successor in interest to David A. Edelstein and Nancy Jo Edelstein.

D. The space added to the current rentable area of the Premises as a result of this amendment shall be referred to as the "Second Expansion Space."

                                      AGREEMENT

     It is therefore agreed as follows:

     1.   SECTION 1.1    PREMISES  is amended to increase the current net
          rentable area of 21,592 rentable square feet (RSF) leased by Tenant to include the 1,857 RSF formerly occupied by Coupe Rokei on the ground floor.

          The adjusted rentable square footage for the entire Premises as of this amendment shall be 23,449 RSF.

     2.   SECTION 2.2    TERM  The lease term for the Second Expansion Space
          shall begin January 1, 1999, and expire coterminous with the initial lease expiration date of October 31, 2000.

     3.   SECTION 2.1    MINIMUM RENT  (for the entire Premises, including the
          Second Expansion Space)

             Month(s)         square footage       monthly rental amount
             --------         --------------       ---------------------
          Month 1             23,449 RSF                      $26,608.80
          Months 2-22         23,449 RSF                      $32,817.30

          The total adjusted Minimum Rent for the entire Premises is $32,817.30 per month plus any past or future adjustments due to an increase in operating costs passed through to Tenant as part of the Lease. The Minimum Rent for the third floor of the Premises is calculated as a fully serviced lease pursuant to the terms of the Lease. The Minimum Rent for the ground floor is calculated as a partially serviced lease with Tenant responsible for payment of its own separately metered electrical services.

     4.   TENANT IMPROVEMENTS

          Tenant shall occupy the Premises on an "as is" basis. Any improvements to the Premises shall be at the cost of Tenant.

     5.   EXTERIOR BUILDING CONSTRUCTION

          Tenant acknowledges that during the course of this lease Landlord may begin significant construction on the exterior of the building. While Landlord shall use its best efforts to minimize any disruption to Tenant's premises, it is expected that such work shall be of inconvenience to Tenant during that period. Tenant agrees and understands that this may be the case and understands that short of Landlord's negligence, Tenant shall have no right to rental offset or abatement during the term of this lease. However in no event shall Landlord's construction work materially effect Tenant's ability to conduct normal business operations within the Premises.

          Except as set forth in this Amendment No. 2 all provisions of the Lease and the remainder of each Section referenced above shall remain unchanged and in full force and effect.


     DATED this 16TH day of DECEMBER, 1998.


TENANT:                                 LANDLORD:

THE COBALT GROUP, INC.                  FIRST AND LENORA, LLC.
A Washington Corporation                a Washington limited liability company

By:  /s/  D  Douglass                   By:  /s/ John Teutsch
   ------------------------------          ------------------------------
                                              John Teutsch

Its:VP-Ops & CFO                        Its:Managing Member
    -----------------------------           -----------------------------

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

     On this 16TH day of DECEMBER, 1998, before me personally appeared JOHN TEUTSCH, to me known to be the MANAGING MEMBER of FIRST AND LENORA, LLC., a Washington limited liability company, which executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

     [NOTARY SEAL OF
     ANDREA L. SIEGEL]                  /s/   Andrea L. Siegel
                                        ----------------------------------------
                                        Notary Public
                                        Commission Expires:   5-24-02
                                                           ---------------------


STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

     On this 16TH day of DECEMBER, 1998, before me personally appeared DAVID DOUGLASS, to me known to be the V.P. OF OPERATIONS AND CFO of THE COBALT GROUP, INC., a Washington corporation, which executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

     [NOTARY SEAL OF
     ANDREA L. SIEGEL]                  /s/   Andrea L. Siegel
                                        ----------------------------------------
                                        Notary Public
                                        Commission Expires:   5-24-02
                                                           ---------------------